                                                                  EXHIBIT (A)(5)

        LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                          CHIPS AND TECHNOLOGIES, INC.
                                       AT
                              $17.50 NET PER SHARE
                                       BY
                          INTEL ENTERPRISE CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               INTEL CORPORATION
--------------------------------------------------------------------------------
            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
     NEW YORK CITY TIME, ON THURSDAY, AUGUST 28, 1997, UNLESS THE OFFER IS
                                   EXTENDED.
--------------------------------------------------------------------------------

                                                                  August 1, 1997

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated August 1, 1997 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Intel Enterprise Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Intel Corporation, a Delaware corporation ("Intel"), to purchase all outstanding shares of common stock, par value $.01 per share (including the associated Rights, as defined in the Offer to Purchase) (collectively, the "Shares"), of Chips and Technologies, Inc., a Delaware corporation (the "Company"), at a purchase price of $17.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender for such Shares can be made only by us as the holder of record and pursuant to your instructions.

     We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1.  The tender price is $17.50 per Share, net to the seller in cash.

          2.  The Offer is being made for all outstanding Shares.

          3. This Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of July 27, 1997 (the "Merger Agreement") by and among the Company, Purchaser and Intel. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Intel.

          4. The Board of Directors of the Company has approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the

     Company's stockholders and recommends that stockholders of the Company accept the Offer and tender their Shares.

          5. The Offer and withdrawal rights will expire at Midnight, New York City time, on Thursday, August 28, 1997, unless extended.

          6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN A NUMBER OF SHARES WHICH REPRESENTS AT LEAST A MAJORITY OF SHARES ON A FULLY-DILUTED BASIS AND (2) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

          7. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                 TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                          CHIPS AND TECHNOLOGIES, INC.
                                       AT

                              $17.50 NET PER SHARE
                                       BY
                          INTEL ENTERPRISE CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               INTEL CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 1, 1997, of Intel Enterprise Corporation, a Delaware corporation and a wholly owned subsidiary of Intel Corporation ("Purchaser"), and the related Letter of Transmittal, relating to shares of common stock, par value $.01 per share (including the associated Rights, as defined in the Offer to Purchase) (collectively, the "Shares"), of Chips and Technologies, Inc., a Delaware corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:

__________________ SHARES

Account Number:
-----------------------------------

Dated:
---------------------------------------- , 1997
                                   SIGN HERE

-------------------------------------------------------

-------------------------------------------------------
                                  Signature(s)

-------------------------------------------------------

-------------------------------------------------------
Please print name(s) and address(es) here

-------------------------------------------------------
Tax Identification or Social Security Number

---------------

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                        3